As filed with the Securities and Exchange Commission on March 1, 2006	Registration No. 333-125158

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

75-2808384
(I.R.S. Employer Identification No.)

4000 Horizon Way
Irving, Texas 75063
(214) 441-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter F. Makowiecki
4000 Horizon Way
Irving, Texas 75063
(214) 441-4000
(Name, address, including zip code, and telephone number
including area code, of agent for service)

The Commission is requested to send copies of all communication to:

David Barbour Andrews Kurth LLP 1717 Main Street Suite 3700 Dallas, Texas 75201 (214) 659-4400	Clyde A. Billings, Jr. Senior Vice President and Counsel First Horizon National Corporation 165 Madison Avenue Memphis, Tennessee 38103 (901) 523-5679	John Arnholz McKee Nelson LLP 1919 M Street, N.W., Suite 800 Washington, DC 20036 (202) 775-1880

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 is being filed for the purpose of including the additional undertakings required by Regulation AB (17 CFR 229.110, et. seq.).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.     Other Expenses of Issuance and Distribution

          Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions.

SEC Registration Fee	$1,412,400
Printing and Engraving Expenses	540,000
Accounting Fees and Expenses	990,000
Legal Fees and Expenses	1,940,000
Trustee Fees and Expenses	360,000
Rating Agency Fees	6,660,000
Miscellaneous	146,500
Total	$12,048,900

Item 15.     Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          As permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended, the Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant’s Certificate of Incorporation and Bylaws provide that the Registrant will indemnify each person who is or was a director or officer of the Registrant to the maximum extent permitted from time to time by law.

          First Horizon National Corporation, the indirect parent of First Horizon Asset Securities Inc., provides insurance from commercial carriers against certain liabilities incurred by its officers and directors and by the officers and directors of certain of its subsidiaries and other affiliated corporations.

          See Item 17(c) below.

Item 16.     Exhibits.

Exhibit No.

1.1	Form of Underwriting Agreement(3)
3.1	Certificate of Incorporation(1)
3.2	Bylaws(1)
4.1	Form of Pooling and Servicing Agreement for Mortgage Pass-Through Certificates(2)
4.2	Form of Indenture(4)
4.3	Form of Trust Agreement(4)
5.1	Opinion of Andrews Kurth LLP regarding legality of the Securities(6)
8.1	Opinion of Andrews Kurth LLP regarding certain tax matters(6)
10.1	Form of Mortgage Loan Purchase Agreement(5)
10.2	Form of Sale and Servicing Agreement(4)
23.1	Consents of Andrews Kurth LLP (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement) (6)
24.1	Powers of Attorney(6)

(1)	Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-74467)
(2)	Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (No. 333-74467)
(3)	Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-3 (No. 333-74467).
(4)	Previously filed with the Commission on October 12, 2000 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-100663).
(5)	Previously filed with the Commission on October 30, 2003 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-110100).
(6)	Previously filed with the Commission on May 23, 2005 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-125158).

Item 17.     Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)          to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.229.1100(c)).

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is relying on Rule 430B:

          (1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(d)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(f)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)

For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) (17 CFR 229.1100(c)(1)) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(i)

That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement; and

(j)

To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 28th day of February, 2006.

FIRST HORIZON ASSET SECURITIES INC.

By:	/s/ Peter F. Makowiecki

Peter F. Makowiecki, President and
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

President
/s/ Peter F. Makowiecki	Chief Executive Officer and Director	February 28, 2006
(Principal Executive Officer)
Peter F. Makowiecki

*	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2006

Peter F. Makowiecki

*	Director	February 28, 2006

Charles G. Burkett

*	Director	February 28, 2006

Thomas J. Wageman

*By: /s/ Peter F. Makowiecki	President Chief Executive Officer and Director	February 28, 2006
(Principal Executive Officer)
Peter F. Makowiecki, Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.

1.1	Form of Underwriting Agreement(3)
3.1	Certificate of Incorporation(1)
3.2	Bylaws(1)
4.1	Form of Pooling and Servicing Agreement for Mortgage Pass-Through Certificates(2)
4.2	Form of Indenture(4)
4.3	Form of Trust Agreement(4)
5.1	Opinion of Andrews Kurth LLP regarding legality of the Securities(6)
8.1	Opinion of Andrews Kurth LLP regarding certain tax matters(6)
10.1	Form of Mortgage Loan Purchase Agreement(5)
10.2	Form of Sale and Servicing Agreement(4)
23.1	Consents of Andrews Kurth LLP (contained in their opinions filed as Exhibits 5.1 and 8.1 to this Registration Statement) (6)
24.1	Powers of Attorney(6)

(1)	Previously filed with the Commission on March 16, 1999 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-74467)

(2)	Previously filed with the Commission on May 20, 1999 as an Exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (No. 333-74467)

(3)	Previously filed with the Commission on December 20, 1999 as an Exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-3 (No. 333-74467).

(4)	Previously filed with the Commission on October 12, 2000 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-100663).

(5)	Previously filed with the Commission on October 30, 2003 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-110100).

(6)	Previously filed with the Commission on May 23, 2005 as an Exhibit to the Registrant’s Registration Statement on Form S-3 (No. 333-125158).